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The Board of Directors and Stockholders
TF Financial Corporation and Subsidiaries

We hereby consent to the incorporation by reference in Registration Statement Nos. 333-187567, 333-175214, 333-125116, 333-27085, 333-09235 and 333-87176 on Form S-8 of our report dated December 19, 2012 relating to the consolidated financial statements of Roebling Financial Corp, Inc. and subsidiary appearing in the Annual Report on Form 10-K of Roebling Financial Corp, Inc. for the year ended September 30, 2012.

September 11, 2013